EXHIBIT 10.2
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                THIRD AMENDMENT TO LINE OF CREDIT PROMISSORY NOTE
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         THIS THIRD AMENDMENT (this "Amendment") is made as of this 31st day of
August, 1999 by and among ENVIRONMENTAL ELEMENTS CORPORATION, a Delaware corporation ("Borrower") and MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, a Maryland banking corporation ("Bank").

                                    RECITALS
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         A. The Bank previously agreed to extend credit to the Borrower pursuant to a certain Revolving Credit and Letter of Credit Agreement dated November 24, 1993, as amended by a letter agreement dated May 26, 1994 from Nicholas C. Richardson to Thomas B. McCord, a Second Amendment to Revolving Credit and
Letter of Credit Agreement dated October 25, 1995, a Third Amendment to
Revolving Credit and Letter of Credit Agreement dated June 12, 1998, and a
Fourth Amendment to Revolving Credit and Letter of Credit Agreement of even date herewith (collectively, the "Agreement"), in the form of a line of credit facility in an original principal amount not to exceed Ten Million Dollars ($10,000,000.00), which was reduced to Seven Million Dollars ($7,000,000.00), and then increased to Twelve Million Dollars ($12,000,000.00).

         B. The indebtedness under the Agreement is evidenced by a Line of Credit Promissory Note dated November 24, 1993 from Borrower to Bank, as amended by a certain First Amendment to Line of Credit Promissory Note dated October 25, 1995, certain letter agreements between the Bank and the Borrower, and a certain Second Amendment to Line of Credit Promissory Note dated June 12, 1998 (collectively, the "Note").

         C. The Borrower has requested that the Bank extend the term, lower the interest rate and increase the amount of such line of credit facility, and the Bank has agreed, subject to the terms and conditions hereinafter described.

                                   WITNESSETH
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         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Note is hereby modified and amended as follows (the Note, as amended, is hereinafter referred to as the "Note"):

         1. Recitals. The parties acknowledge and agree that the foregoing Recitals are true and correct, and are incorporated herein by reference.

         2.       Amendments to Note.
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                  A. The aggregate principal amount of the credit facility
evidenced by the Note is hereby increased from Twelve Million Dollars ($12,000,000.00) to Fifteen Million Dollars ($15,000,000.00), and all references to $12,000,000.00 in the Note (as previously amended) are hereby increased to $15,000,000.00.


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                  B. The maturity date for the term of the Note, as set forth on
Page 1 of the Note, is hereby extended until July 1, 2001. The Bank agrees to provide to Borrower at least fifty-four (54) weeks' prior written notice if Bank elects not to renew the term of the Note on July 1, 2001 (or the expiration of any renewal term thereafter). The foregoing notice shall not be required if the Bank elects to terminate the credit facility following a default hereunder or under the Agreement.

                  C. The interest rate under the Note shall hereinafter be equal to the Bank's Prime Rate, as announced from time to time.

                  D. All references in the Note to the "Agreement" shall mean the Revolving Credit and Letter of Credit Agreement, as previously amended and as amended on even date by the Fourth Amendment to Revolving Credit and Letter of Credit Agreement, as well as any future amendments or modifications thereof.

         3. Effect of Amendment. Except as heretofore and hereby modified and amended, the Note shall be and remain in full force and effect. In the event of any conflict between the terms and provisions of the Note and this Amendment, the terms and provisions of this Amendment shall prevail.

         4. No Defenses; No Novation. Borrower acknowledges and confirms that it has no right of set-off or defense of any kind or description regarding the payment of any principal or interest under the Agreement or the Note, that it has no claims or causes of action against the Bank, and that upon execution of the Fourth Amendment to Revolving Credit and Letter of Credit Agreement there shall exist no default (or any event which, with the passing of time or giving of notice would constitute a default) under the Agreement or the Note. This Amendment shall not extinguish or discharge the indebtedness evidenced by the Note, nor constitute a novation thereof.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed and sealed, intending this to be a sealed instrument, as of the date first above written.



    WITNESS/ATTEST:                    ENVIRONMENTAL ELEMENTS CORPORATION



    ____________________________   By:________________________________(SEAL)

                                       Name: James B. Sinclair

                                       Title: Vice-President and

                                              Chief Financial Officer





                                       MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY



    ____________________________   By:________________________________(SEAL)

                                       Philip G. Enstice,

                                       Senior Vice-President

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